Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CF INDUSTRIES HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V65126-P24843 *Please check the meeting materials for any special requirements for virtual meeting attendance. CF INDUSTRIES HOLDINGS, INC. 2375 WATERVIEW DR. NORTHBROOK, IL 60062 CF INDUSTRIES HOLDINGS, INC. 2025 Annual Meeting Vote by May 5, 2025 11:59 PM ET You invested in CF INDUSTRIES HOLDINGS, INC. and it’s time to vote! This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 6, 2025. ATTENDANCE AT MEETING The 2025 Annual Meeting of Shareholders will be conducted virtually at www.virtualshareholdermeeting.com/CF2025. Shareholders as of the record date (March 13, 2025) may attend, vote at and submit questions at the meeting virtually by logging in at www.virtualshareholdermeeting.com/CF2025. To log in, you will need the 16-digit control number shown above. Get informed before you vote View the Notice of Annual Meeting of Shareholders and Proxy Statement and the 2024 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting a copy prior to April 22, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless you request a copy of the material(s), you will not receive a paper or email copy. Vote Virtually at the Meeting* May 6, 2025 10:00 AM Central Time Virtually at: www.virtualshareholdermeeting.com/CF2025

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THIS IS NOT A VOTABLE BALLOT

This communication presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail.

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	Javed Ahmed	For
1b.	Robert C. Arzbaecher	For
1c.	Christopher D. Bohn	For
1d.	Deborah L. DeHaas	For
1e.	John W. Eaves	For
1f.	Susan A. Ellerbusch	For
1g.	Stephen J. Hagge	For
1h.	Jesus Madrazo Yris	For
1i.	Anne P. Noonan	For
1j.	Michael J. Toelle	For
1k.	Theresa E. Wagler	For
1l.	Celso L. White	For
1m.	W. Anthony Will	For
2.	Advisory vote to approve the compensation of CF Industries Holdings, Inc.'s named executive officers.	For
3.	Ratification of the selection of KPMG LLP as CF Industries Holdings, Inc.'s independent registered public accounting firm for 2025.	For
4.	Shareholder proposal regarding shareholder approval requirement for excessive golden parachutes, if properly presented at the meeting.	Against

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

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V65127-P24843